                             AMENDMENT NO. 7 TO THE
                 PARTICIPATION AGREEMENT DATED OCTOBER 1, 1999

     This amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut, on behalf of itself and certain of its segregated asset accounts ("Accounts"), American Funds Insurance Series, American Funds Distributors, Inc. and Capital Research and Management Company, is executed as of October 28, 2014 and effective as of November 17, 2014.

     WHEREAS, following the close of business on November 14, 2014, MetLife Insurance Company of Connecticut will be renamed MetLife Insurance Company USA ("MetLife USA");

     WHEREAS, following the close of business on November 14, 2014, MetLife Investors Insurance Company and MetLife Investors USA Insurance Company ("MetLife USA's Affiliates) will merge into MetLife USA and the segregated asset accounts and variable annuity and variable life insurance contracts of MetLife USA's Affiliates will become Accounts and Contracts of MetLife USA;

     WHEREAS, on November 9, 2009, MetLife Insurance of Connecticut merged several of its Accounts;

     WHEREAS, the parties desire to amend the Agreement to update the address of MetLife USA in Paragraph 21;

     WHEREAS, the parties desire to revise the list of Contracts in Appendix A, the list of Accounts in Appendix B, and the list of Funds in Appendix C to reflect the merger of MetLife USA's Affiliates into MetLife USA and to reflect the prior mergers of several of the Accounts;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follows:

     1.   Paragraph 21 is amended to read, in relevant part, as follows:

          "IF TO METLIFE USA:
               MetLife
               One Financial Center, 20th Floor
               Boston, MA 02111
               Attn: Law Department"

     2. Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

     3. Appendix B of the Agreement is hereby deleted in its entirety and replaced with Appendix B attached hereto.

     4. Appendix C of the Agreement is hereby deleted in its entirety and replaced with Appendix C attached hereto.

     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 7 to the Agreement to be executed in its name and on its behalf by and through their duly authorized officers signing below.

                                     AMERICAN FUNDS INSURANCE SERIES

                                     By: /s/ Steven I. Koszalka
                                         ------------------------------------
                                     Name: Steven I. Koszalka
                                     Its: Secretary

                                     CAPITAL RESEARCH AND MANAGEMENT COMPANY

                                     By: /s/ Walter R. Burkley
                                         ------------------------------------
                                     Name: Walter R. Burkley
                                     Its:  Senior Vice President

                                     AMERICAN FUNDS DISTRIBUTORS, INC.

                                     By: /s/ Timothy W. McHale
                                         ------------------------------------
                                     Name: Timothy W. McHale
                                     Its:  Secretary


                                     METLIFE INSURANCE COMPANY OF CONNECTICUT
                                     (TO BE RENAMED METLIFE INSURANCE COMPANY
                                     USA AS OF NOVEMBER 14, 2014)
                                     (ON BEHALF OF THE ACCOUNTS AND ITSELF)

                                     By: /s/ Karen A. Johnson
                                         ------------------------------------
                                     Name: Karen A. Johnson
                                     Its: Vice President

                                   Appendix A
                                   ----------

REPRESENTATIVE CONTRACTS:

ANNUITIES                                                 LIFE
Blue Print I Unregistered                                 COLI PPVUL
Blue Print II Unregistered                                COLI I
Gold Track                                                COLI 2000
Gold Track Select                                         COLI Select
Gold Track Select - NY Plans                              COLI III
Marquis Portfolios                                        COLI IV
MetLife Access                                            MetLife Variable Life
MetLife Retirement Account                                MetLife Variable Life Accumulator
MetLife Retirement Perspectives                           MetLife Variable Life Accumulator (Series 2)
Portfolio Architect                                       MetLife Variable Life Accumulator (Series III)
Portfolio Architect Access                                MetLife Variable Survivorship Life II
Portfolio Architect II                                    Equity Advantage VUL
Portfolio Architect L
Portfolio Architect Plus
Portfolio Architect XTRA
Portfolio Architect 3
Prime Builder I Unregistered
Prime Builder II Unregistered
PrimElite
PrimElite II
Unallocated Group Variable Annuity
Unregistered Gold Track
Unregistered Gold Track Express
Unregistered Gold Track - VSP
Vintage
Vintage Access
Vintage II
Vintage II (Series II)
Vintage L
Vintage XTRA
Vintage XTRA (Series II)
Vintage 3
Class A
Class B
Flexible Bonus
Flexible Value
Marquis Portfolios (MLI USA)
PrimElite III
PrimElite IV
Retirement Companion
SecurAnnuity
Series O
Smart Choice
Ultimate
Vintage L (MLI USA)
Vintage XC
Investment Portfolio Architect

                             Appendix B
                             ----------


     MetLife of CT Fund UL for Variable Life Insurance
     MetLife of CT Fund UL III for Variable Life Insurance
     MetLife of CT Separate Account CPPVUL1
     MetLife of CT Separate Account Eleven for Variable Annuities
     MetLife of CT Separate Account QPN for Variable Annuities
     MetLife Investors Variable Annuity Account One
     MetLife Investors USA Separate Account A
     MetLife Investors USA Variable Life Account A

                                   APPENDIX C

American Variable Insurance Series:
-----------------------------------

     o    Bond Fund - Class 2

     o    Global Growth Fund - Class 2

     o    Global Small Capitalization Fund - Class 2 and Class 4

     o    Growth Fund - Class 2

     o    Growth-Income Fund - Class 2

     o    High-Income Bond Fund - Class 2

     o    International Fund - Class 2

     o    New World Fund - Class 2

     o    U.S. Government/AAA-Rated Securities Fund - Class 2